Exhibit 10.2

ADDENDUM

TO

THE STOCK PURCHASE AGREEMENT

ADDENDUM AGREEMENT, dated as of December 11, 2003, between ALIMENTATION COUCHE-TARD, INC. (“Parent”), a corporation organized under the laws of the Province of Quebec, Canada, and CONOCOPHILLIPS COMPANY (“Seller”), a Delaware Company.

W I T N E S S E T H :

WHEREAS Parent and Seller have executed as of October 3, 2003 a stock purchase agreement providing for the sale by Seller to Couche-Tard, U.S. LP (then known as 9103-4793 Delaware LP), a limited partnership wholly owned directly or indirectly by Parent, of all the issued and outstanding shares of The Circle K Corporation (the “Stock Purchase Agreement”);

WHEREAS Parent and Seller wish to modify the Stock Purchase Agreement as provided herein; and

WHEREAS unless the context shall otherwise require, terms used and not defined herein but defined or given meaning in the Stock Purchase Agreement shall have the meaning assigned to such terms in the Stock Purchase Agreement and all rules as to usage set forth in Section 14.13 therein shall apply hereto;

NOW, IN CONSIDERATION of the premises and the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency thereof are hereby acknowledged by the parties, the parties hereto agree as follows:

1.                                                                                       The following definitions are added to Article I of the Stock Purchase Agreement:

“ADA Adjustment” means $18,600,000, the amount of reduction of the Cash Consideration determined by the parties under the ADA Agreement;

“ADA Agreement” has the meaning set forth in Section 11.1(q);

“General Adjustment” means $6,500,000, a further amount of reduction of the Cash Consideration, as determined by the parties;

“Seller Transition Services Agreement” has the meaning set forth in Section 11.1(r);

2.                                                                                       The definition of “Transaction Documents” in Article 1 of the Stock Purchase Agreement is hereby modified by adding thereto the following after the words “Tempe Office Lease” in the 6th line:  “, the ADA Agreement, the “Seller Transition Services Agreement”.

3.                                                                                       Section 3.1 of the Stock Purchase Agreement is hereby deleted and replaced by the following:

“3.1                           Amount and Form of Consideration.  Parent shall cause Purchaser to pay to Seller on the Closing Date as consideration for the Company Shares an amount equal to:

(i)                                     the Cash Consideration;

(ii)                                  minus the Environmental Liabilities Adjustment;

(iii)                               minus the Store Closing Adjustment;

(iv)                              minus the Estimated Debt Adjustment;

(v)                                 minus the ADA Adjustment;

(vi)                              minus the General Adjustment;

(vii)                           plus or minus the Estimated Working Capital Adjustment. “

4.                                                                                       Section 11.1 of the Stock Purchase Agreement is hereby modified by (i) deleting the word “Purchaser” in each of subsections 11.2(b), (c), (d), (e), (g), (h), (i), (j) and (k) and each time replacing the same by the following “Purchaser’s Affiliate mentioned therein” ,(ii) deleting the word “and” at the end of subsection 11.1(p), (iii) inserting the following:

“(q) a copy, duly executed by Seller at the time of execution of this Addendum to the Stock Purchase Agreement, of the ADA Agreement (the “ADA Agreement”), substantially in the form attached hereto as Exhibit 11.1(q);

(r) a copy duly executed by Seller of the Seller Transition Services Agreement (the “Seller Transition Services Agreement”), substantially in the form attached hereto as Exhibit 1.1(r); and”

; and changing the alphabetical reference of subsection “11.1(q) “ to “11.1(s) “;

5.                                                                                       Section 11.2 of the Stock Purchase Agreement is hereby modified by (i) deleting the word “and” at the end of subsection 11.1(k), (ii) inserting the following:

“(l) a copy duly executed by Parent a the time of execution of this Addendum to the Stock Purchase Agreement, of the ADA Agreement”;

(m) a copy duly executed by Purchaser’s Affiliate mentioned therein of the Seller Transition Services Agreement; and”

; and changing the alphabetical reference of subsection “11.(l) “ to “11.1(n) “;

6.                                                                                       The Stock Purchase Agreement is hereby modified by adding thereto the ADA Agreement attached as Exhibit 11.1(q) thereof.

7.                                                                                       Schedules 5.8(a)(i), 5.8(a)(ii), 5.8(c)(i), 5.8(c)(ii) and 5.21(a) of the Stock Purchase Agreement are hereby deleted and replaced by the attached schedules 5.8(a)(i), 5.8(a)(ii), 5.8(c)(i), 5.8(c)(ii) and 5.21(a).

8.                                                                                       All modifications to the Stock Purchase Agreement set out in this Agreement take effect immediately upon execution hereof.

9.                                                                                       This Agreement is deemed to form part of the Stock Purchase Agreement which remains in full force and effect, unchanged and unmodified, except only as specifically modified herein.

10.                                                                                 Assignability

Neither party shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Agreement without the prior written consent of the other party.  In the event of any assignment, assignor shall nevertheless remain fully responsible and liable hereunder.  Notwithstanding the foregoing, (i) each of Parent and Seller may assign its rights or delegate the performance of its obligations hereunder to any of its Subsidiaries and (ii) Parent may assign any or all of its rights and interests hereunder to its senior lenders and the agents therefor as collateral security for Parent’s obligations under its credit facility with such lenders and agents, as such credit facility may be amended, supplemented or otherwise modified from time to time, provided that Parent or Seller, as the case may be, shall remain fully liable for the performance of its obligations hereunder.

11.                                                                                 Waivers and Amendments

No waiver shall be deemed to have been made by either of the parties of any of its rights under this Agreement unless the same shall be in writing that is signed on its behalf by its authorized representative of the party against whom any such waiver is claimed.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of either Parent or Seller, as the case may be, in any other respect or at any other time.  This Agreement shall not be amended or modified except by an instrument in writing signed by the party against whom enforcement is sought.

12.                                                                                 Headings

The headings contained in this Agreement are for convenience of reference only and do not qualify or affect in any way the meaning or interpretation of this Agreement.

13.                                                                                 Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

14.                                                                                 Governing Law

This Agreement shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of New York, without regard to conflicts of laws provisions except that New York General Obligations Law Section 5-1401 shall apply.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date written above.

CONOCOPHILLIPS COMPANY

By:	s/William R. Gover
Name:	WILLIAM R. GOVER
Title:	Asset Disposition Project Lead

ALIMENTATION COUCHE-TARD INC.

By :	s/Richard Fortin
Name :	RICHARD FORTIN
Title :	Executive Vice-President and Chief Financial Officer